Exhibit 99.1

February 08th, 2018

SUBJECTED TO CONTRACT AND EXPIRES FEBRUARY 12th, 2018

ROYAL SYSTEMS & SERVICES LIMITED

No 6 off Filbert Street,

Akokofoto — Dansoman, Accra, Ghana

Attn: Samuel Quadjie

Dear Mr. Samuel Quadjie,

RE: COMMITMENT LETTER

MILOST GLOBAL INC. ("MILOST GLOBAL INC." or "Investor") has offered to invest up to US Dollar Eighty Million (US$80,000,000.00) (the "Total Commitment Amount") in ROYAL SYSTEMS & SERVICES LIMITED and its intended listed holding company in the Milost-recognized Stock Exchange (hereinafter referred to as the "Company") divided as follows: up to US$ 30,000,000.00 (US Dollar Thirty Million) (the "Total Equity Component") in Draw Downs of Common Shares of the Company ("Common Shares") (each draw down, an "Equity Draw Down") and US$ 50,000,000.00 (US Dollar Fifty Million) (the "Total Note Component") in Convertible Note Draw Downs (each draw down, a "Note Draw Down"), structured as a Milost Equity Subscription Agreement (the "MESA"). All equity and convertible notes amounts noted herein are in US Dollar.

Subject to the satisfactory completion of the financial, regulatory and technical due diligence, approval from the investment committee, board of directors from both Investor and Company, and the execution of the MESA entered into between the Company and MILOST GLOBAL INC., as the investor, in terms acceptable to each of the parties thereto, the Investor and the Company hereby agree as follows:

Definitions:

"Convertible Notes": shall mean unsecured convertible notes bearing simple interest (no compounding of interest) at Five Percent (5.0%) per annum, with interest payable quarterly in arrears in cash, a maturity date of Three (3) years from the date of issuance, and which principal amount shall be convertible into Common Shares (in accordance with the terms set forth below) with a conversion price per Common Share equal to the Premium Price at the date of issuance of the Convertible Notes.

The Payment of the Purchase Price to the Company and the issuance of the Convertible Notes to the Investor for each Equity and Notes Draw Downs will occur on such date that is no later than ten (10) business days from the date of a Draw Down Notice, unless otherwise agreed to by the Company and the Investor. The conversion Price of a Notes Draw Down will be calculated at the 5-day volume weighted average price on the business day immediately preceding the Draw Down Notice plus a 200% premium on each Note Draw Down notice ("Notes Purchase Price"); and at the option of the Investor, the Convertible Notes may be converted into Common Shares (at the then 5-day volume weighted average price) when the Company's share price reaches or settles at or above the Notes Purchase Price, otherwise, the same can be convertible at the option of the Investor at the 5-day volume weighted average price on the business day immediately preceding the Draw Down Notice at any point when the share price falls below 50% of the 5-day volume weighted average price determined as specified herein, provided that the Discounted Price shall not be more than a 20% discount on a 30-day volume weighted average price of the Company's shares prior to the issue of the Notes Draw Down Notice and provided further that the Investor is not defined as a Related Party in terms of the SEC Listings Requirements at such time, failing which the SEC, and shareholders' approval of a Specific Issue will be required.

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The Convertible Notes may be pre-paid by the Company in cash or Common Shares, as determined in the sole discretion of the Company, at any time subject to the Company paying the Investor a pre-payment penalty equal to (i) five percent (5.0%) of the aggregate principal amount of the Convertible Notes being pre-paid if such prepayment is on or before December 1, 2020 and (ii) three percent (3.0%) of the aggregate principal amount of the Convertible Notes being pre-paid if such prepayment is made after December 1, 2020.

"Equity" shall mean Common Shares issued by the company to the Investor at a 5-day volume weighted average price of the Common Shares of the Company on the Milost-recognized Stock Exchange for the five (5) trading days immediately preceding the issuance of the Draw Down Notice plus a 50% premium (the "Equity Purchase Price").

The payment of the Equity Purchase Price to the Company and the issuance of the Common Shares to the Investor for any Draw Downs will occur on such date that is no later than (10) business days from the date of the Draw Down Notice, unless otherwise agreed to by the Company and the Investor. An Equity Draw Down will be priced at the Equity Purchase Price; and

Should the share price not reach and settle at or above the Equity Purchase Price for at least three (3) business days at the end of the ninety (90) business days from the date of the Equity Draw down Payment, the Company will recognize to the Investor, a discount of Twenty percent (20%) of the then Closing Price and the variance between the Equity Purchase Price and the Closing Price at the ninetieth (90th) business days from the date of the Draw Down Payments ("Discounted Price").

The Discounted Price will be defrayed in additional Common Shares to be issued in accordance with the provisions contained herein, at a 5-Day VWAP.

"Closing Price" means the closing price of the shares at the close of market on the ninetieth (90th) business day after the issuance of each applicable Draw Down Notice (as hereinafter defined).

"Market Price" means the 5-day volume weighted average price of the Common Shares on the Milost recognized Stock Exchange for the five (5) trading days immediately preceding the issuance of each applicable Draw Down Notice.

"Material Adverse Effect" shall mean any effect on the business, operations, properties, financial condition, or prospects of the Company that is material and adverse to the business or financial condition of the Company and its subsidiaries, taken as a whole and/or any condition, circumstance or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform any of its material obligations under the definitive documentation for the MESA, such as the Company being placed in Business Rescue or provisional liquidation.

"Material Change in Control" shall mean: (i) a change in the ownership of voting equity securities of the Company resulting in any person or entity, directly or indirectly, becoming the beneficial owner of voting equity securities of the Company in excess of twenty-five percent (25.0%) of the outstanding voting equity securities of the Company or any transaction or agreement with any person resulting in the right to acquire such voting securities; (ii) any direct or indirect sale or transfer of substantially all of the assets of the Company; or (iii) a determination and declaration by the board of directors of the Company that a change of control of the Company has occurred, irrespective of the occurrence of any of the events described in subsection (i) or (ii).

"Premium Price" shall mean Market Price plus 200% on the Notes Purchase Price and Market Price plus 50% on the Equity Purchase Price.

Terms and Conditions: The terms and conditions of the MESA shall be as set forth in the Term Sheet attached hereto as Schedule A and this Commitment Letter. The parties hereto will prepare and negotiate the necessary subscription documentation in connection with each applicable Equity Draw Down and Note Draw Down (the "Documentation") reflecting such terms as well as any other terms that the parties mutually determine to be appropriate.

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Fees:	The Company shall pay MILOST GLOBAL INC. a "Commitment Fee" in connection with each Draw Down under the following terms:

(a)	A Commitment Fee of five percent (5.0%) of the Total Equity Component in free trading Common Shares within 10 business days before the Company's shares are admitted to trade.

(b)	A Commitment Fee of seven percent (7.0%) of the amount of each Note Draw Down is payable to Investor in Cash upon receipt by the Company of such Note Draw Down amount from the bank account of the Company.

Use of Proceeds:	The Total Commitment Amount is to be used by the Company for Working Capital, Development, Expansion and Growth.

Draw Downs:	At any time, subject to the terms and conditions of the MESA, the Company may, in its sole discretion, issue a notice to the Investor (each, a "Draw Down Notice") setting forth the amount of such Draw Down, provided, however, that at no time shall (i) any individual Equity Draw Down exceed US$ 5,000,000.00 (except for the initial draw-down of $10,000,000.00 once the Company's shares are listed in a Milost-recognized stock exchange or (ii) any individual Note Draw Down exceed $3,000,000.00. The Investor hereby agrees to honor the Draw Down Notices from the Company up to the Total Commitment Amount. After the Initial Draw Down, the Investor will have the rights to appoint an Investor's representative to the Board of the Company at the listed and the subsidiary company level. The investor has the rights to appoint a second and then the last independent director to the Board once a aggregate total of $7,000,000 has been drawn-down by the Company against the Total Equity Commitment. Once the Investor owns at least 70%, the Company can select to issue a notice for a Note Draw Down, subject to the Draw Down limitations contained herein.

Purchase Price:	Both the Investor and the Company agree that the purchase price per Common Share for (i) any Equity Draw Down shall be Market Price plus 50% premium and (ii) for any Note Draw Down shall be Market Price plus a 200% premium.

The payment of the Equity Purchase Price to the Company and the issuance of the Common Shares to the Investor for any Equity Draw Down against the Total Equity Component will occur on such date that is no later than ten (10) business days from the date of the applicable Draw Down Notice, unless otherwise agreed to by the Company and the Investor.

The payment of the Notes Purchase Price to the Company and the issuance of the Convertible Notes to the Investor for any Note Draw Down against the Total Note Component will occur on such date that is no later than ten (10) business days from the date of the applicable Draw Down Notice, unless otherwise agreed to by the Company and the Investor.

In all cases and notwithstanding any of the foregoing, the Equity and Notes Purchase Price, and the Discount Shares are subject to the policies of the SEC regarding dilution limits and maximum discounts to the market price of the Common Shares.

Restrictions on Trading:	The Investor agrees that it shall not engage in any transaction in the Common Shares that could be considered a transaction in which the Investor is short selling the Common Shares or otherwise negatively impacting the price of the Common Shares. The Investor also hereby agrees that it shall not lend, transfer or assign to any person, any Common Shares or any Convertible Notes owned or beneficially owned by the Investor. The Investor also agrees to not trade its shares in the Company for a period of ninety days from the date on which the Investor receives the shares from the Company in the Investor's brokerage account.

Right of MILOST GLOBAL INC. to participate in Company offerings:

During the Term, the Investor will have a "Right of Participation" in the event the Company decides to raise funds by any means pursuant to an equity offering, which shall include any offering of Common Shares, warrants to purchase Common Shares, convertible notes convertible into Common Shares, preferred shares with voting rights or any other securities convertible or exercisable for Common Shares, but not including any issuance of debt, any issuance of Common Shares pursuant to outstanding securities of the Company on the date of signing of the MESA, the issuance and exercise of options, restricted shares or restrictive shares units or similar securities under the Company's incentive share plans or the issuance of Common Shares in connection with any acquisition transactions. Pursuant to the Right of Participation described in the preceding sentence, the Investor shall have a right to fund any amount of the Company's proposed offering on the same terms within ten (10) business days from the date the Company presented its offer to the Investor in writing (the "Participation Period"). If the Investor does not respond and make payment of any amount in connection with such offering within the Participation Period, the Company may proceed with the proposed offering without the Investor's involvement.

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Regulatory:

The entry into the definitive documentation for the MESA is subject to the Company receiving necessary approvals from all applicable regulatory and administrative bodies, including the approval of the SEC. The Investor agrees to abide by conditions imposed by the SEC in connection with its approval of the offering contemplated by this Commitment Letter and the MESA. The Investor agrees to provide the SEC and any other regulatory authority having jurisdiction over the Company or the Investor any information requested by them, including if requested personal information forms for the principals and members of management of the Investor and to otherwise cooperate in all respects with the Company to seek regulatory, and if necessary shareholder, approval to the MESA and the transactions described herein and therein. In the event that the restrictions or other conditions imposed by the SEC in connection with its approval of the offering proposed hereby are not acceptable to the Investor, the Investor has a right to terminate the MESA and other agreements entered into with the Company in connection with the MESA with five (5) business days if notice to the Company of such termination is provided in writing.

Representation of the Company:

The Company represents and warrants that it has sufficient authorized capital to issue any Common Shares required to be issued in connection with the Equity Draw Downs, Discount Shares, Commitment Fees and conversion of all Convertible Notes issued pursuant to Note Draw Downs. The Company represents and warrants to the Investor that it has filed all information required to be filed by the Company pursuant to applicable securities laws (the "Disclosure Documents"). As of the time the Disclosure Documents were filed with the applicable securities regulators and on the EDGAR System (or if amended or superseded by a filing prior to the date of this Commitment Letter, then on the date of such filing) none of Disclosure Documents contained any untrue statement of a material fact, or omitted to state a material fact required to be stated or that is necessary to make the statements contained therein, taken as a whole and in light of the circumstances under which made, not misleading.

Term:

The term of this Commitment Letter shall commence upon the execution hereof by the Company and shall end on the third (3rd) anniversary of the execution of this Commitment Letter (the "Term"). The Investor shall have the right to terminate this Commitment Letter prior to the expiration of the Term upon the occurrence of a Material Adverse Effect or a Material Change in Control or in connection with the "Regulatory" section herein.

Expenses:

The Company shall be responsible for all of its legal fees and expenses incurred in connection with the transaction contemplated by this Commitment Letter and the MESA. The Company agrees to pay the $50,000 of legal fees from the initial Equity Draw-down.

Choice of Law:	This Agreement shall be governed by and enforced in accordance with the laws of the State of New York.

Arbitration:

All disputes, controversies or claims between the parties arising out of or in connection with this Commitment Letter (including its existence, validity or termination) which cannot be amicably resolved shall be finally resolved and settled under the Rules of Arbitration of the American Arbitration Association ("AAA") and its affiliate the International Center for Dispute Resolution ("ICDR") in New York City. The arbitration tribunal shall be composed of one (1) arbitrator. The arbitration will take place in New York City, New York, and shall be conducted in the English language. The arbitration award shall be final and binding on the parties.

Assignment:	The benefit of this Agreement may not be assigned by either party without the consent of the other.

Confidentiality:

With the exception of a press release related to the parties entering into this Commitment Letter, each of the Company and the Investor agree to keep the terms of this Commitment Letter confidential and not to disseminate it to, or discuss it with, any third party (other than such person's respective legal and financial advisors, who shall be informed of the confidential nature of this Commitment Letter) without the prior express written consent of the other party hereto.

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Indemnification:	Each of the Company and the Investor hereby agree to fully indemnify and hold harmless the other party from and against any and all liability, loss, cost, damages, claims, obligations, fees and expenses (including reasonable attorneys' fees and expenses) which arise in connection with the failure to comply with or breach of or nonfulfillment of any of the covenants or agreements contained in this Commitment Letter. The MESA and the Documentation will also contain customary indemnification obligations by the parties for breaches of covenants.

Term Sheet:

The Term Sheet attached hereto as Schedule A will be incorporated herein to the extent that such terms do not conflict with the terms of this Commitment Letter. In the event of a conflict between the terms of the Term Sheet and this Commitment Letter, the terms of this Commitment Letter shall supersede the terms contained in the Term Sheet.

Please indicate your agreement to the foregoing by signing in the space indicated below and initialing the appropriate places on the attached Schedule A

Accepted and Agreed:

MILOST GLOBAL INC.	ROYAL SYSTEMS & SERVICES LIMITED.

By: /s/ Solley Asibey	By: /s/ Samuel Quadjie
Mr. Solly Asibey	Samuel Quadjie
Chief Investment Officer	Chief Executive Officer

Date: 09/02/2018	Date: 08-02-2018